Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
GENESIS SOLAR CORPORATION
(the “Corporation”)
As Adopted November 17, 2010

ARTICLE I
OFFICES

Section 1.1 Principal Office.  The principal office of the Corporation shall be located as designated by the Board of Directors, either within or without the State of Colorado.  The Corporation may have such other offices, either within or without the State of Colorado, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 1.2 Registered Office.  The registered office of the Corporation, required by the Colorado Business Corporation Act to be maintained in the State of Colorado, may be, but need not be, identical with the principal office if located in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II
SHAREHOLDERS

Section 2.1 Annual Meeting.  The annual meeting of the shareholders shall be held at such time on such day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transacting of such other business as may come before the meeting.  If the election of directors shall not be held on the date designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2.2 Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all votes entitled to be cast at the meeting; provided, however, that the requesting holders must have held their ownership in the Corporation for at least twelve consecutive months.

Section 2.3 Place of Meetings.  The Board of Directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 2.4 Notice of Meeting.  Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the authorized shares of the Corporation are to be increased, at least 30 days notice shall be given.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 2.5  Fixing of Record Date.  (a)     The Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

(b)           If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

(c)           When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof so long as the meeting is not adjourned to a date and time more than 120 days after the date of such meeting of shareholders.

Section 2.6  Adjournment of Meeting.  A meeting of shareholders may be adjourned to another time or place as determined by the chair of the meeting. Unless the Board of Directors fixes a new record date, or if a new record date is required to be fixed pursuant to section 7-107-107(2) of the Colorado Business Corporation Act, shareholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken.  If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote.  At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.7 Voting Record.  (a)     The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to be given notice of the meeting, arranged in alphabetical order, with the address of and the number of shares held by each.  The record shall be kept on file at the principal office of the Corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours.  Such record shall be produced and kept open beginning at the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given, and continuing through the meeting and any adjournment thereof.  Such record shall also be available at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

(b)           The original stock transfer books shall be the prima facie evidence as to the identity of the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

Section 2.8 Quorum.  Shares representing one-third of the votes entitled to be cast, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Colorado Business Corporation Act and the Articles of Incorporation.  In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed 60 days.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.9 Manner of Acting.  If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing such action, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

Section 2.10 Proxies.  At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.  Proxies shall be in such form as shall be required by the Board and as set forth in the notice of meeting and/or proxy or information statement concerning such meeting.

Section 2.11 Voting of Shares.  Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

Section 2.12 Voting of Shares by Certain Shareholders.  (a)     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

(b)           Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c)           Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

(d)           A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)           Neither treasury shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

(f)           Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

(g)           Shares held of record by a shareholder but which are held for the account of a specified person or persons may be voted by such person or persons, provided the shareholder has certified to the Corporation in writing that all or a portion of the shares registered in the name of the shareholder are held for the account of such person or persons, as provided in Article VI, Section 6.6 of these Bylaws.

Section 2.13 Informal Action by Shareholders.  (a)     Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.

(b)           All required consents must be received by the Corporation within sixty days after the date the Corporation first receives a writing describing and consenting to the action and signed by a sufficient number of shareholders who have not previously revoked their signature.  Any such consent will be effective upon the Corporation’s receipt of the last writing necessary to effect the action unless all of the writings necessary to effect the action state another date as the effective date of the action, in which case such stated date shall be the effective date of the action.

(c)           Any written consent may be provided by facsimile or other form of wire or wireless communication providing the Corporation with a complete copy thereof, including a copy of the signature thereto.

(d)           If action is taken pursuant to this Section 2.13 by less than unanimous consent, the Corporation shall give notice of the action to all shareholders who were entitled to vote upon the action but who did not consent thereto as required by Section 7-107-104(5.5) of the Colorado Business Corporation Act.

Section 2.14 Voting by Ballot.  Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 2.15 No Cumulative Voting.  No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

Section 2.16  Meetings by Telecommunication.  If permitted by resolution of the Board of Directors, any or all of the shareholders may participate in an annual or special meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting.  A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 2.17 Procedural Requirements for Nomination of Directors by Shareholders.

(a)           Annual Meetings of Shareholders.

(1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any shareholder of the Corporation who (i) was a shareholder of record of the Corporation, holding at least 3% (either individually or collectively as a group) of the Corporation’s voting securities for a period of at least three years at the time the notice provided for in this Section 2.17 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.17 as to such business or nomination.  Clause (C) of the preceding sentence shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(2)           Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.17, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the date announced by the Corporation as to the date by which Shareholder Proposals must be received as required by any announcement made by the Corporation in any other report filed by the Corporation with the Securities Exchange Commission) (the “Shareholder Proposal Notice Date”).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(3)           To be in proper form, a shareholder’s notice delivered pursuant to this Section 2.17 must set forth:

(A)           As to each person, if any, whom the shareholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(B)           If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(C)           As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company, (d) any short interest in any security of the Company (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's immediate family sharing the same household, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination, and (vi) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the shareholder’s notice with respect to the election of directors must include, with respect to each nominee for election or reelection to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Section 3.2(d).  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii) and (a)(3)(C)(iii) of this Section 2.17 shall be updated by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(4)           Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.17 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors by the Shareholder Proposal Notice Date, a shareholder’s notice required by this Section 2.17 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting

(1)           By or at the direction of the Board of Directors, or

(2)           Provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (i) is a shareholder of record of the Corporation at the time the notice provided for in this Section 2.17 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 2.17 as to such nomination.

In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(3) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by this By-law) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the Shareholder Proposal Notice Date.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)           General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Section 2.17 or the Articles of Incorporation shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.17. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, the person presiding at the meeting of shareholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.17 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (a)(3)(C)(v) of this Section 2.17) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 2.17, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.17, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.17, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2)           For purposes of this Section 2.17, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)           Notwithstanding the foregoing provisions of this Section 2.17, a shareholder shall also comply with all requirements enacted under Section 14(a) of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.17; provided however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.17 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 2.17 shall be the exclusive means for a shareholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.17 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

(4)           Notwithstanding any shareholder’s compliance with the foregoing procedure, the shareholder does not have the right to have its nominee included in the Corporation’s proxy statement for such meeting of shareholders at which directors will be elected unless the Corporation is subject to, and the shareholder has complied with, any requirements of set forth in Regulation A adopted under the Exchange Act.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1 General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 3.2 Number, Tenure and Qualifications.  The initial number of directors shall be not fewer than one.  The number of directors fixed by these bylaws may be increased or decreased from time to time by resolution of the board of directors.

(a)           Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

(b)           The tenure of a director shall not be affected by any decrease or increase in the number of directors so made by the board.

(c)           In addition to the qualifications for directors established in section 7-108-102 of the Colorado Business Corporation Act and subject to Section 3.10 with respect to the Board’s power to fill vacancies, a person shall not be eligible for election or re-election as a director at an annual or special meeting unless:

(1)           The person is nominated by a Record Shareholder in accordance with Section 2.17, or

(2)           The person is nominated by or at the direction of the Board of Directors.

(d)           In addition to the qualifications set forth in established in section 7-108-102 of the Colorado Business Corporation Act and Section 3.2(c), to be eligible for election or reelection as a director at an annual or special meeting of shareholders, each person shall:

(1)           Deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.17 of these By-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a 'Voting Commitment') that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law as it presently exists or may hereafter be amended, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(e)           The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

Section 3.3 Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings, without other notice than such resolution.

Section 3.4 Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman, if there be one, the President, any of the directors, or by such persons as are authorized to call special meetings under the Colorado Business Corporation Act.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.5 Notice.  (a)     Written notice of any special meeting of directors shall be given by mail to each director at his business address at least two business days prior to the meeting or by personal delivery, fax, electronic mail, or telegram at least 24 hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director, or on such shorter notice as the person or persons calling the meeting, acting in good faith, may deem necessary or appropriate in the circumstances.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid.  If notice is given by fax or electronic mail, such notice shall be deemed to be delivered when confirmation (either by electronic means or by the person receiving the fax or electronic mail) of such fax is received by the sender.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

(b)           Any director may waive notice of any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

(c)           Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6 Quorum.  A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.7 Manner of Acting.  Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be an act of the Board of Directors.

Section 3.8 Action by Directors Without a Meeting.  Any action required or permitted to be taken by the Board or Directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all or the committee members entitled to vote with respect to the subject matter thereof.  Signatures may be original signatures or delivered by fax or by electronic mail of a PDF document.  Signatures on such consent may be made in counterparts.

Section 3.9 Meetings by Telecommunication.  Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person at the meeting.

Section 3.10 Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 3.11 Resignation.  Any director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation.  The resignation of any director shall take effect upon receipt of notice thereof or at any such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 3.12 Removal.  Any director or directors of the Corporation may be removed at any time by the shareholders, with or without cause, in the manner provided in the Colorado Business Corporation Act.

Section 3.13 Committees.  By resolution adopted by a majority of the Board of Directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the Corporation as the Board of Directors shall designate and as shall not be proscribed by the Colorado Business Corporation Act.

Section 3.14 Compensation.  By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.15 Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV
OFFICERS

Section 4.1 Number.  The officers of the Corporation shall be a President, who shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

Section 4.2 Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3 Removal.  Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.4 Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.5 Chairman of the Board.  If the directors so desire, they may elect a Chairman of the Board from among themselves.  The chairman of the board shall preside at all meetings of the shareholders and of the Board of Directors.  He shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 4.6 President.  The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.  He shall, if no Chairman be elected, be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders and of the Board of Directors.  He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or equipment leases entered into in the ordinary course of business, and other contracts or instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.7 The Vice Presidents.  If elected or appointed by the Board of Directors, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his death or inability to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and contracts or equipment leases entered into in the ordinary course of business; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 4.8 The Secretary.  If elected or appointed by the Board of Directors, the Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 4.9 The Treasurer.  If elected or appointed by the Board of Directors, the Treasurer shall: (a) have charge and custody of and be responsible for all fund and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 4.10 Assistant Officers, Assistant Secretaries and Assistant Treasurers.

(a)           A duly appointed officer may appoint one or more assistant officers.

(b)           The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  Other assistant officers shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.  No officer may appoint an assistant officer with greater authority to act than the officer appointing such assistant officer.  The Board of Directors may limit the authority of any officer to appoint any assistant officer, and the Board of Directors may limit the authority of any officer or assistant officer in any respect.

Section 4.11 Bonds.  If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Section 4.12 Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.1 Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.  The President or any Vice-President may enter into contracts or equipment leases entered into in the ordinary course of business.

Section 5.2 Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 5.3 Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 5.4 Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI
SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

Section 6.1 Regulations.  The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

Section 6.2 Certificates for Shares.  (a)          Subject to the provisions of the Colorado Business Corporation Act, the shares of the Corporation shall be evidenced by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares evidenced by a certificate until such certificate is surrendered to the Corporation.

(b)           Every holder of one or more shares of the Corporation is entitled, at the option of the holder, to a share certificate, or a non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and the class of shares held as shown on the securities register.  Any certificate shall be signed in accordance with these by-laws and need not be under corporate seal.  Certificates may be manually countersigned by at least one director or officer of the Corporation or by or on behalf of a registrar or transfer agent of the Corporation.  Subject to the provisions of the Act, the signature of any signing director, officer, transfer agent or registrar may be printed or mechanically reproduced on the certificate.  Every printed or mechanically reproduced signature is deemed to be the signature of the person whose signature it reproduces and is binding on the Corporation.  A certificate executed as set out in this section is valid even if a director or officer whose printed or mechanically reproduced signature appears on the certificate no longer holds office as of the date of the issue of the certificate.

(c)           Where interest of a holder of stock of the Corporation is evidenced by a certificate or certificates, such certificate shall be in such form as the Board of Directors may from time to time prescribe. Each such certificate shall be signed by or in the name of the Corporation, by the Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of, or all of, the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Cancellation of Certificates.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

Section 6.4 Lost, Stolen or Destroyed Certificates.  Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate.  Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the Corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

Section 6.5 Transfer of Shares.  (a)     Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

(b)           Notwithstanding the foregoing, the transfer of a share may only be registered in the Corporation’s securities register upon:

(1)           Presentation and surrender of the certificate representing such share with an endorsement, which complies with the rules and regulations established with respect thereto by the Corporation or any transfer agent and registrar appointed by the Corporation, made on the certificate or delivered with the certificate, duly executed by an appropriate person as provided by such rules and regulations, together with reasonable assurance that the endorsement is genuine and effective, upon payment of all applicable taxes and in any reasonable fees prescribed by the Board; or

(2)           In the case of shares electronically issued without a certificate, upon receipt of proper transfer instructions from the registered holder of the shares, a duly authorized attorney of the registered owner of the shares or an individual presenting proper evidence of succession, assignment or authority to the transfer of the shares.

(c)           As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any shares as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

Section 6.6 Shares Held for the Account of a Specified Person or Persons.  The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.

(a)           The resolution shall set forth:

(1)           The classification of shareholder who may certify;

(2)           The purpose or purposes for which the certification may be made;

(3)           The form of certification and information to be contained therein;

(4)           If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and

(b)           Such other provisions with respect to the procedure as are deemed necessary or desirable.

(c)           Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

ARTICLE VII
TAXABLE YEAR

The taxable year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE VIII
DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX
CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the word "Seal."

ARTICLE X
WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Colorado Business Corporation Act, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the Corporation at which a quorum is present.

ARTICLE XII
EXECUTIVE COMMITTEE

Section 12.1 Appointment.  The Board of Directors by resolution adopted by a majority of the full Board may designate two or more of its members to constitute an Executive Committee.  The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 12.2 Authority.  The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation.

Section 12.3 Tenure and Qualifications.  Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

Section 12.4 Meetings.  Regular meetings of the Executive Committee may be held without notice at such time and places as the Executive Committee may fix from time to time by resolution.  Special meetings of the Executive Committee may be called by any member thereof upon not less than one days notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address.  Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person.  The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

Section 12.5 Quorum.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 12.6 Action by Executive Committee Without a Meeting.  Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members entitled to vote with respect to the subject matter thereof.

Section 12.7 Vacancies.  Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 12.8 Resignations and Removal.  Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors.  Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12.9 Procedure.  The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws.  It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XIII
EMERGENCY BYLAWS

Section 13.1 Operative During Emergency.  The Emergency Bylaws provided in this Article XIII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States, nuclear or atomic disaster, or other catastrophic event, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the Corporation or in the Colorado Business Corporation Act.  To the extent not inconsistent with the provisions of this article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

Section 13.2  Procedures.  During any such emergency:

(a)           A meeting of the Board of Directors may be called by any officer or director of the Corporation.  Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication.  Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meetings.

(b)           At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

(c)           The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

(d)           The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(e)           No officer, director or employee acting in accordance these Emergency Bylaws shall be liable except for willful misconduct.

(f)           These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change.  Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.